EXHIBIT 10.19

DIGIRAD CORPORATION

2004 NON-EMPLOYEE DIRECTOR OPTION PROGRAM

ARTICLE I
ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.01        Establishment of Program

The Digirad Corporation 2004 Non-Employee Director Option Program (the “Program”) is adopted pursuant to the Digirad Corporation 2004 Stock Incentive Plan (the “Plan”) and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02        Purpose of Program

The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees (“Non-Employee Directors”) through a program of automatic Option grants.

1.03        Effective Date of the Program

The Program is effective as of the Registration Date.

ARTICLE II
DEFINITIONS

Capitalized terms in this Program, unless otherwise defined herein, have the meaning given to them in the Plan.

ARTICLE III
OPTION TERMS

3.01        Date of Grant and Number of Shares

A Non-Qualified Stock Option to purchase 10,000 shares of Common Stock shall be granted (the “Initial Grant”) to each Non-Employee Director elected or appointed to the Board after the Registration Date on the first business day after each such Non-Employee Director first becomes a Non-Employee Director.  In addition, on the first business day after each annual meeting of the Company’s stockholders commencing with the annual meeting of the Company’s stockholders in 2005, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted a Non-Qualified Stock Option to purchase 5,000 shares of Common Stock (a “Subsequent Grant”); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least six (6) months.  Each such Subsequent Grant shall be made on the first business day after the annual stockholders’ meeting in question.

3.02        Vesting

Each Initial Grant and Subsequent Grant shall be fully vested and exercisable on the date of grant.

3.03        Exercise Price

The exercise price per share of Common Stock of each Initial Grant and Subsequent Grant shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.04        Corporate Transaction

Effective upon the consummation of a Corporate Transaction, all outstanding Options under the Program shall terminate.  However, all such Options shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

3.05        Other Terms

The Administrator shall determine the remaining terms and conditions of the Options awarded under the Program.

3.06        Amendment, Suspension or Termination of the Program

The Board may at any time amend, suspend or terminate the Program without the approval of the Company’s stockholders.